UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2016
Date of Report (Date of earliest event reported)

ZOOM COMPANIES INC.

(Exact name of registrant as specified in its charter)

Florida	333-138251	26-3994216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5280 North Ocean Drive Suite 2-F Riviera Beach, Florida	33404
(Address of principal executive offices)	(Zip Code)

(954) 684-8288
Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINTIIVE AGREEMENT

The Board of Directors of Ballroom Dance Fitness Inc., a Florida corporation (the "Company") authorized the execution of that certain purchase agreement dated March 15, 2016 (the "Purchase Agreement") among the Company and The Plaza Ballroom & Event Centre, LLC (collectively, the “Sellers”) and Marianne de Wall (the “Buyer”). In accordance with the terms and provisions of the Purchase Agreement, the Sellers sold all of their respective right, title and interest in and to that certain license to the Palm Beach Dance Challenge, a sanctioned competition by The National Dance Council of America (the "License"), to the Buyer for consideration of $25,000. The terms and provisions of the Purchase Agreement further provide that the Buyer shall assume rights and control of the current website and domain name.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement dated March 15, 2016 among Zoom Companies Inc., The Plaza Ballroom & Event Centres LLC and Marianne de Wall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM COMPANIES INC.
DATE: March 17, 2016	/s/ William Forhan______________________ Name: William Forhan Title: President

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